UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

January 30, 2009
(Date of earliest event reported)

0-28092
(Commission file number)

Medical Information Technology, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts
(State of incorporation)

04-2455639
(IRS Employer Identification Number)

MEDITECH Circle, Westwood, MA
(Address of principal executive offices)

02090
(Zip Code)

781-821-3000
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.02 Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

This filing amends and restates form 8-K filed with the Securities and Exchange Commission (SEC) on February 6, 2009 by Medical Information Technology, Inc. (MEDITECH).

On January 30, 2009, MEDITECH filed its annual report on Form 10-K for the 2008 fiscal year (Form 10-K), as well as an amendment to its registration statement on Form S-8 (Form S-8) with the SEC without having received the consent or audit opinion of Ernst & Young LLP (Ernst & Young), MEDITECH's Independent Registered Public Accounting Firm. At the time the Form 10-K and the Form S-8 were filed, Ernst & Young had not yet completed its audit of MEDITECH's financial statements.

Consequently, no reliance should be placed on the Form 10-K or the Form S-8 or any of their contents, including the financial statements set forth in the Form 10-K and incorporated by reference in the Form S-8. MEDITECH filed a Form 10-K/A on February 2, 2009 stating that the Form 10-K should be disregarded, and has filed a request with the SEC to withdraw the Form S-8.

MEDITECH's audit committee and authorized officers have discussed with Ernst & Young the matters disclosed in this filing.

MEDITECH's officers have reconsidered the effectiveness of MEDITECH's disclosure controls and procedures for the periods impacted and have concluded, as a result of the matters disclosed in the filing, that MEDITECH's disclosure controls and procedures were not effective. MEDITECH will address this reconsideration and the related conclusions in MEDITECH's Form 10-K/A when filed.

MEDITECH has implemented additional controls and procedures designed to ensure its periodic filings meet the requirements of the Securities Exchange Act of 1934, as amended.

MEDITECH is working with Ernst & Young to finalize the financial statements and intends to file an amended annual report on Form 10-K/A for the 2008 fiscal year as promptly as practicable following completion of Ernst & Young's review and receipt of their signed consent and audit opinion.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Medical Information Technology, Inc.
(Registrant)

By: A. Neil Pappalardo, Chief Executive Officer, Chairman and Director
(Signature)

February 13, 2009
(Date)